EXHIBIT 16.1

January 5, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read MMR Information Systems, Inc.'s statements included under Item 4.01 of its Form 8-K/A (Amendment No. 1) filed on January 5, 2010 and we agree with such statements concerning our firm.

/s/ SingerLewak LLP

SingerLewak LLP